PRICING SUPPLEMENT NO. 64                                         Rule 424(b)(3)
DATED: August 7, 2001                                         File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:  $15,000,000   Floating Rate Notes [x]  Book Entry Notes   [x]

Original Issue Date:  8/14/2001  Fixed Rate Notes [  ]    Certificated Notes [ ]

Maturity Date:  8/13/2004        CUSIP#: 073928UX9

Option to Extend Maturity:       No   [x]
                                 Yes  [ ]   Final Maturity Date:


                                           Optional                Optional
                       Redemption          Repayment              Repayment
  Redeemable On         Price(s)            Date(s)                Price(s)
  -------------      --------------      -------------           -----------

       N/A                 N/A                N/A                       N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate:  N/A

[ ]     Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]     Federal Funds Rate                 Interest Reset Date(s):  *

[ ]     Treasury Rate                      Interest Reset Period: Quarterly

[ ]     LIBOR Reuters                      Interest Payment Date(s):  **

[ x ]   LIBOR Telerate

[ ]     Prime Rate

[ ]     CMT Rate

Initial Interest Rate:  3.958%                Interest Payment Period: Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  + 0.37%

*    On the 14th of each August, November, February and May prior to Maturity.

** On the 14th of each August, November, February and May, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.